EXHIBIT 10.13

ATX TECHNOLOGIES, INC.

AMENDED AND RESTATED 1998 STOCK OPTION PLAN

1. PURPOSE. The purpose of this Plan is to promote the interest of ATX Technologies, Inc. (the “Company”) and its shareholders by providing an effective means to attract, retain and increase the commitment of certain individuals and to provide such individuals with additional incentive to contribute to the success of the Company. The Plan is intended to qualify as a compensatory benefit plan subject to Rule 701 et. seq. promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

2. ELIGIBILITY. Options may be granted under the Plan to directors and employees of, and advisors and consultants to, the Company, or of any parent or subsidiary of the Company (if any); provided, however, in the case of consultants or advisors, that such grant be in consideration of bona fide services rendered by such consultant or advisor and such services not be in connection with the offer or sale of securities in a capital-raising transaction. The Committee (defined below) shall select from such eligible class the individuals to whom Options shall be granted from time to time.

3. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board of Directors, or by a committee of the Board of Directors consisting of at least two directors (in either case such administering body is referred to herein as the “Committee”). A quorum of any such Committee shall consist of a majority of the members of such Committee, or as may be otherwise provided in the Company’s bylaws. The Committee shall hold meetings at such times and places and conduct its business at such meetings as it may determine, subject to any express provisions of the Company’s bylaws. Acts of a majority of the Committee members attending at a meeting at which a quorum is present, or such acts as are reduced to or approved in writing by the majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall from time to time in its discretion determine which individuals shall be granted Options (defined below), the amount of shares covered by such Options, and certain other specific terms and conditions of such Options subject to the terms and conditions contained herein.

The Committee shall have the sole authority and power, subject to the express provisions and conditions hereof, to construe this Plan and the Options granted hereunder, and to adopt, prescribe, amend, and rescind rules and regulations relating to this Plan, and to make all determinations necessary or advisable for administering this Plan. The interpretation by the Committee of any provision of this Plan with respect to any incentive stock option granted hereunder shall be in accordance with Section 422 of the Internal Revenue Code of 1986 and the regulations issued thereunder, as amended from time to time (the “Internal Revenue Code”), in order that the incentive stock options granted hereunder (“Incentive Stock Options”) shall constitute “incentive stock options” within the meaning of Section 422. Options granted under the Plan which are not intended to be Incentive Stock Options are referred to herein as “Nonqualified Stock Options.” The term “Options” as used herein shall refer to Incentive Stock Options and Nonqualified Stock Options, either collectively or without distinction. The interpretation and construction by the Committee, if any, of any provisions of the Plan or of any

Option granted hereunder shall be final and conclusive. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted hereunder.

Each option granted under the Plan shall be evidenced by a written agreement (accompanied by a copy of this Plan to the extent required by Rule 701 of the Securities Act) between the Company and the individual to whom options were granted in such form, not inconsistent with the provisions of the Plan, and with section 422 of the Internal Revenue Code for Incentive Stock Options, as the Committee shall provide.

4. SHARES SUBJECT TO THE PLAN. Subject to the provisions of Section 6, the number of shares subject to Options granted hereunder shall not exceed 6,280,000 shares of the Company’s authorized but unissued or reacquired Common Stock (the “Common Stock”). Such number of shares shall be subject to adjustment from time to time as provided in Section 6. Shares that by reason of the expiration, termination, cancellation or surrender of an Option are no longer subject to purchase pursuant to an Option granted under the Plan (other than by reason of exercise of such Option) may be reoptioned hereunder. The maximum number of shares of Common Stock for which Options may be granted to an eligible person in any calendar year shall not exceed 60% of the total number of shares issuable under the Plan.

5. TERMS AND CONDITIONS.

(A) Option Price. Each Option shall state the number of shares that may be purchased thereunder, shall expressly designate such Option as an Incentive Stock Option or a Nonqualified Stock Option, and shall state the option price per share (the “Option Price”) which shall be paid in the manner specified in this Section 5(A) in order to exercise such Option, which Option Price shall not be less than 100% of the fair market value of the shares on the day the Option is granted with respect to any Incentive Stock Option granted hereunder, and not less than 100% of the fair market value of the shares on the date the Option is granted with respect to any Nonqualified Stock Option.

For purposes of the Plan, the fair market value per share of the Common Stock on any date shall be deemed to be the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, if the Common Stock is then listed or admitted to trading on any national securities exchange. The closing price shall be the last reported sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, as reported by said exchange. If the Common Stock is not then so listed on a national securities exchange, the fair market value per share of the Common Stock on any date shall be deemed to be the closing price (the last reported sale price regular way) in the over-the-counter market as reported by the Nasdaq National Market, if the Common Stock closing price is then reported on Nasdaq National Market, or, if the Common Stock closing price of the Common Stock is not then reported by Nasdaq National Market, shall be deemed to be the mean of the highest closing bid and lowest closing asked price of the Common Stock reported on the Nasdaq SmallCap Market, or if the Common Stock is not then reported on The Nasdaq Stock Market, as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no member of the National Association of Securities Dealers, Inc.

furnishes quotes with respect to the Common Stock, such fair market value shall be determined by resolution of the Committee. Notwithstanding the foregoing provisions of this Section 5(A), if the Committee shall at any time determine that it is impracticable to apply the foregoing methods of determining fair market value, the Committee is empowered to adopt other reasonable methods for such purpose. The Committee may, if it deems it appropriate, engage the services of an independent qualified expert or experts to appraise the value of the Common Stock.

Options under the Plan may be exercised by payment of the Option Price in cash or, if permitted by the Committee and an established public market exists for the Common Stock, by delivery of the equivalent fair market value of Common Stock or by a “cashless exercise” procedure in which the Optionee is permitted to exercise an Option by arranging with the Company and the Optionee’s broker to deliver the appropriate Option Price from the concurrent market sale of the acquired shares, or a combination of the foregoing. An employee’s withholding tax due upon exercise of a Nonqualified Stock Option may be satisfied either by a cash payment or the retention from the exercise of a number of shares of Common Stock with a fair market value equal to the required withholding tax, as the Optionee and the Committee may agree.

In addition, with respect to the exercise of any Nonqualified Stock Option, the Board or the Committee shall advise the Optionee, upon receipt of notice of intent to exercise such Option, of the income tax withholding consequences to such Optionee of such exercise, the amount of the appropriate withholding tax and any other payments due by reason thereof. Such Optionee must satisfy all of the preceding payment requirements in order to receive stock upon exercise of such Option.

(B) Option Period. Any Options granted pursuant to this Plan must be granted within ten years from the date the Plan was adopted by the Board of Directors of the Company (April 17, 1998). Each Option shall state the date upon which it is granted. Subject to the requirements under the Internal Revenue Code with respect to Incentive Stock Options, each Option shall be exercisable at such times and during such period as is determined by the Committee and set forth in the agreement evidencing the Option, but in no event shall an Option be exercisable after the expiration of ten years from the date of grant. Subject to such limitations, the Committee shall have broad discretion to determine the circumstances on which each Option shall become exercisable, remain exercisable and terminate, and the Committee may waive any condition, restriction or limitation on the exercisablity or duration of any outstanding Option.

(C) Assignability. An Option granted pursuant to this Plan shall be exercisable during his or her lifetime only by the Optionee and shall not be assignable or transferable by such person (except with the Committee’s prior written approval, and only in any such additional circumstances as shall not affect the Plan’s qualification with the requirements of the incentive stock option provisions of the Internal Revenue Code), and shall not be subject to levy, attachment or similar process. Upon any other attempt to transfer, assign, pledge or otherwise dispose of Options granted under this Plan, such Options shall immediately terminate and become null and void.

(D) Limit on 10% Shareholders. No Incentive Stock Option may be granted under this Plan to any individual who would, immediately after the grant of such Incentive Stock Option directly or indirectly own more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation unless (i) such Incentive Stock Option is granted at an Option Price not less than 110% of the fair market value of the shares on the date the Incentive Stock Option is granted, and (ii) such Incentive Stock Option expires on a date not later than five years from the date the Incentive Stock Option is granted.

(E) Limits on Options. An individual may be granted one or more Options, provided that the aggregate fair market value (determined as of the time the Option is granted) of Common Stock for which an individual may be granted Incentive Stock Options that are first exercisable in any calendar year (under all stock option plans of the Company and any parent or subsidiary corporations, if any) may not exceed $100,000.

(F) Rights as Shareholder. An Optionee, or a transferee by will or inheritance of an Option, shall have no rights with respect to any shares covered by an Option until the date of the issuance of a stock certificate for such shares and the recording of such issuance upon the Company’s stock ledger by its duly appointed, regular transfer agent. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date, except as provided in Section 6 hereof

(G) Additional Provisions. The Options authorized under this Plan shall contain such other provisions as the Board or Committee shall deem advisable, including, without limitation, further restrictions upon the exercise of the Option. Any Incentive Stock Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that the Option shall be an “incentive stock option” as defined in section 422 of the Internal Revenue Code.

(H) Compliance With Securities Laws. At the time of exercise of any Option, the Company may require the Optionee to execute any documents or take any action which may then be necessary to comply with the Securities Act and the rules and regulations adopted thereunder, or any other applicable federal or state laws regulating the sale and issuance of securities, and the Company may, if it deems necessary, include provisions in the Options to assure such compliance. The Company may from time to time change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for, or insistence upon, letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with said securities laws. Such changes may be made with respect to any particular Option or to any stock issued upon exercise thereof.

6. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the number of issued and outstanding shares of Common Stock of the Company which results from a stock split, reverse stock split, the payment of a stock dividend or any other change in the capital structure of the Company, such as a merger, consolidation, reorganization or recapitalization, the Committee shall appropriately adjust (a) the maximum number of shares which may be issued under this Plan, (b) the number of shares subject to each outstanding Option, and (c) the Option Price per share thereof, so that upon exercise of the Option the Optionee shall receive the same number of shares he or she would have received had he or she been the holder of all shares subject to such outstanding Options immediately before the effective date of such change in the number of issued shares of the Common Stock of the Company. Any such adjustment shall not result in or entitle the Optionee to the issuance of fractional shares. Instead, appropriate adjustments to any such Option and, in the aggregate, all other options of the Company of the same class (that is, incentive Stock Options or Nonqualified Options) held by each Optionee shall be made so that such Option and other options of the same class, if any, held by any such Optionee cover the greatest whole number of shares of the Common Stock which does not exceed the number of shares which would be covered applying such adjustments in the absence of any restriction on the issuance of fractional shares. Any excess fractional share shall be redeemed in cash at the then-current fair market value of the Common Stock (determined as provided in Section 5(A) hereof) multiplied by the appropriate fraction of a share.

7. TERMINATION OR AMENDMENT OF THE PLAN. The Board of Directors may at any time suspend, amend, or terminate this Plan. No amendment may be adopted without shareholder approval that will (a) increase the number of shares of Common Stock which may be issued under this Plan; (b) materially modify the requirements as to eligibility for participation in this Plan; or (c) effect any other change requiring shareholder approval under the Internal Revenue Code. No amendment or termination of the Plan shall, without the consent of the Option holder, materially decrease any rights or benefits under any Option previously granted under this Plan.